EXHIBIT 32.1
                   CERTIFICATION OF PERIODIC FINANCIAL REPORTS


     Each of the undersigned hereby certifies that this Quarterly Report on Form 10-QSB complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and the information contained in such report fairly represents, in all material respects, the financial condition and results of operations of the Company.


     August 21, 2006                               August 21, 2006


     /s/ Jeffrey L. Minch                          /s/ Troy D. Zinn
     --------------------                          ----------------
     Jeffrey L. Minch,                             Troy D. Zinn,
     President and Chief Executive Officer         Secretary and Treasurer and
                                                   Chief Financial Officer


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